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                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant                                                 [X]
Filed by a Party other than the Registrant                              [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12

                         RAINDANCE COMMUNICATIONS, INC.
                         ------------------------------
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

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2.   Aggregate number of securities to which transaction applies:

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3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.   Proposed maximum aggregate value of transaction:

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5.   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

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2.   Form, Schedule or Registration Statement No.:

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3.   Filing Party:

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4.   Date Filed:
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THE FOLLOWING MATERIALS WERE USED BY RAINDANCE COMMUNICATIONS, INC.
("RAINDANCE") ON FEBRUARY 6, 2006 (MOUNTAIN TIME) IN DISCUSSING THE PROPOSED TRANSACTION REFERRED TO IN THE MATERIAL BELOW WITH ITS EMPLOYEES, CUSTOMERS, INVESTORS AND PARTNERS AND RAINDANCE MAY USE THESE MATERIALS IN THE FUTURE FOR SIMILAR PURPOSES:

From: Don Detampel
Sent: Monday, February 06, 2006 2:07 PM
To: Everyone
Subject: Company Meeting - Today 4pm MT

Raindance Employees:

I have some exciting news to share with you. This afternoon at 2:00pm MT we distributed a press release announcing that Raindance has entered into an agreement to be acquired by West Corporation, the organization that owns InterCall, the largest conferencing company in the world. This agreement will provide our customers greater global reach to meet their needs for international communications and expanded operator-assisted capabilities that are fundamental to executing our multimedia events strategy. That press release is attached.

I'm sure you have many questions about how this will impact you, our services, our customers and partners. I will host an all-hands company meeting at the Westin Hotel in Westminster this afternoon at 4:00 pm MT with a live webcast of the event for remote and critical operational employees. During this meeting, I will provide additional details and answer any questions you may have. West and InterCall executives will also be on-site to meet our team.

Westin Westminster Hotel Meeting:
Time: 4:00 pm MT
Place: Westminster Ballroom 1

Raindance Seminar Edition Webcast:
Time: 4:00 pm MT
Link: https://seminar.on.raindance.com/confmgr/join_as_tempuser.jsp?eventId=XXXX
&invitationId=XXXXX

If you receive any questions, please direct all media inquiries to Anne Greenhaw at x2805 and investors to Mila Birnbaum at x3000.

Please plan on attending this important meeting. For those of you who report to Pete's organization, this meeting replaces the previously scheduled progress report update.

I look forward to speaking with you then.

Sincerely,

Don Detampel



Additional Information and Where to Find It

In connection with the proposed transaction, Raindance intends to file a proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF RAINDANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Raindance with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Raindance may obtain free copies of the documents filed with the SEC by directing a request through the Investors Relations portion of Raindance's website at http://www.raindance.com or by mail to Raindance, 1157 Century Drive, Louisville, CO 80027, attention: Investor Relations, telephone:
(303) 928-3000. You may also read and copy any reports, statements and other information filed by Raindance with the SEC at the SEC public reference room at 450 Fifth Street, N.W. Room 1200, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.


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Interests of Certain Persons in the Merger

Raindance and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Raindance stockholders in favor of the proposed transaction. Certain executive officers and directors of Raindance have interests in the transaction that may differ from the interests of stockholders generally, including acceleration of vesting of stock options and/or restricted stock awards, payment of cash bonuses in connection with a change in control transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.